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                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                       Telephone and Data Systems, Inc.
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                  Applied For
----------------------------------------    -----------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

30 North LaSalle Street, Chicago, Illinois                60602
------------------------------------------             ----------
 (Address of Principal Executive Offices)              (Zip Code)

    If this form relates to the            If this form relates to the
    registration of a class of             registration of a class of
    securities pursuant to Section         securities pursuant to Section
    12(b) of the Exchange Act and is       12(g) of the Exchange Act and is
    effective pursuant to General          effective pursuant to General
    Instruction A.(c), please check        Instruction A.(d), please check
    the following box.   /X/               the following box.   / /

Securities Act registration statement file
number to which this form relates:                      333-48453
                                                     ---------------
                                                     (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                   Name of Each Exchange on Which
          to be so Registered                   Each Class is to be Registered
          -------------------                   ------------------------------
 TDS Telecommunications Group Common Shares,       American  Stock Exchange
 $.01 par value

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
                                   ----------------
                                   (Title of Class)

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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description (the "Description") of the Registrant's TDS Telecommunications Group Common Shares, par value $.01 per share, appearing under the caption "Description of Capital Stock" in the Registrant's Prospectus, which is part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-48453), is incorporated herein by reference. Any subsequent amendment or any report filed for the purpose of updating the Description is deemed to be incorporated herein by reference.

          There is no established public trading market for the TDS Telecommunications Group Common Shares. Application has been made for the listing of such shares, subject to the effectiveness of this Registration Statement, on the American Stock Exchange under the symbol "TLG."


ITEM 2.   EXHIBITS.

Exhibit
Number              Description of Document
-------             -----------------------

 3.1 Restated Certificate of Incorporation of the Registrant, is hereby incorporated by reference to EXHIBIT 3.1 to the Registrant's Current Report on Form 8-K dated May 22, 1998.

 3.2 Restated Bylaws of the Registrant, are hereby incorporated by reference to EXHIBIT 3.2 to the Registrant's Current Report on Form 8-K dated May 22, 1998.

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                                      SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                               TELEPHONE AND DATA SYSTEMS, INC.



Date:  May 22, 1998                By:   /s/ Gregory J. Wilkinson
                                        --------------------------------------
                                        Name:  Gregory J. Wilkinson
                                        Title:  Vice President and Controller





                 SIGNATURE PAGE TO FORM 8-A RE: TELECOM GROUP SHARES

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                                    EXHIBIT INDEX


EXHIBIT
NUMBER                          DESCRIPTION OF DOCUMENT
-------                         -----------------------

 3.1 Restated Certificate of Incorporation of the Registrant, is hereby incorporated by reference to EXHIBIT 3.1 to the Registrant's Current Report on Form 8-K dated May 22, 1998.

 3.2 Restated Bylaws of the Registrant are hereby incorporated by reference to EXHIBIT 3.2 to the Registrant's Current Report on Form 8-K dated May 22, 1998.